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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



                        CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-68011 of Synopsys, Inc. on Form S-3 of our report dated October 11, 1996 (relating to the consolidated financial statements of EPIC Design Technology, Inc. not presented separately therein), appearing in and incorporated by reference in the Annual Report on Form 10-K of Synopsys, Inc. for the year ended September 30, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ DELOITTE & TOUCHE LLP

San Jose, California
December 18, 1998